Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on: Form S-8 Nos. (333-86761, 333-88881, 333-08483, 333-08477, 333-81646) of Acceris Communications Inc. of our report dated April 14, 2004, except for Note 3 as to which date is September 28, 2004, relating to the consolidated financial statements, which appears in this Form 10-K/A #1.

PricewaterhouseCoopers LLP
San Diego, California
October 22, 2004